MUTUAL RELEASE

This Mutual Release ("Release") is made and entered into as of July 1, 2010 ("Effective Date") by, and between **Jonathan Simon** of Houston, Texas (in his capacities as, **shareholder, and member of the Board of Directors, of Global Resource Corporation)** and **Global Resource Corporation** who are collectively referred to herein as the "Parties" or singularly referred to as a "Party".

WHEREAS, it is the express intention of the Parties to compromise all Claims (as defined below), as well as to resolve any and all past differences between the Parties.

NOW, THEREFORE, in consideration of the mutual releases contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the foregoing and as follows:

1. Each Party, on behalf of itself and its successors, assigns, affiliates, directors, officers, shareholders, members, managers, employees, agents and heirs hereby irrevocably and unconditionally waives, releases, and discharges all of the other Parties and their successors, assigns, affiliates, directors, officers, shareholders, members, managers, employees, agents and heirs from any and all claims, liabilities, demands, damages, grievances, causes of action or suits, at law or in equity, existing or contingent, known or unknown, anticipated or unanticipated, liquidated or unliquidated, and whether arising by statute, common law or otherwise, of whatsoever kind or nature that he/it has or might have arising from, related to, or in any way connected with any actions or omissions prior to the Effective Date (collectively, "Claims"). Notwithstanding anything to the contrary herein, neither Party is released hereunder from any claims or causes of action arising out of, related to or in connection with any acts or omissions that, individually or collectively, constitute fraud, fraudulent inducement or intentional misrepresentation, and the remedies therefore shall be specifically excluded from this Release.

2. This Release supersedes all prior negotiations and agreements between the Parties, and constitutes their entire understanding, with respect to the subject matter contained herein. This Release may not be modified except by a writing signed by the Parties. No Party may assign any of its rights or obligations under this Release without all of the other Parties' prior written consent and any attempt to do so will be void. The failure of any Party to seek redress for the violation of, or to insist upon the strict performance of, any covenant or condition of this Release will not prevent a subsequent act that originally would have constituted a violation from having the effect of an original violation. Each of the covenants, terms, provisions and agreements contained in this Release will be binding upon, and inure to the benefit of, the Parties hereto and, to the extent permitted by this Release, their respective legal representatives, successors and assigns.

3. This Release and any dispute with regard to any Claims released hereby, and the rights and obligations of the Parties hereunder, will be governed by and construed in accordance with the laws of the State of Nevada without regard to conflicts of laws principles. The Parties agree that in the event any litigation or other dispute resolution is brought to enforce the terms of this Release, the Party prevailing in such action will be

entitled to recover all costs and expenses, including but not limited to reasonable attorney's fees and expenses, incurred in enforcing its rights under this Release, from the Party not prevailing.

4. If any provision of this Release, or its application to any person or circumstance, will be found invalid, illegal or unenforceable to any extent, the remainder of this Release and its application will not be affected and will remain enforceable to the fullest extent permitted by law.

5. The Parties hereto make the following representations and warranties with the understanding that each other Party hereto enters into this Release in reliance upon each of these representations and warranties, and that without these representations and warranties, neither Party would enter into this Release:

(a) Each Party represents and warrants that it has not sold, transferred, conveyed, assigned, hypothecated or subrogated any of the rights, defenses, claims or causes of action released in this Release, and hereby expressly waives all rights it has or may have to do so, except as expressly provided herein; and

(b) Each Party represents and warrants that it has been fully advised by its attorney concerning the effect and finality of this Release and that the Party understands, without reservation or doubt, the effect and finality of this Release.

6. Each of the signatories hereto warrants and represents that he or she is competent and authorized to enter into this Release on behalf of the Party for whom he or she purports to sign.

7. It is understood and agreed by the Parties that this Release does not in any manner constitute an admission of liability or wrongdoing on the part of any of the Parties, but that the Parties in fact expressly deny any such liability or wrongdoing and that neither the Release nor any part of it may be construed as, used, or admitted into evidence in any judicial, administrative, or arbitral proceeding, as an admission of any kind by any of the Parties; provided, however, that this Release may be used and admitted into evidence to the extent necessary to enforce this Release.

8. The Parties hereto acknowledge and agree that each of them will bear their own costs, expenses and attorneys' fees arising out of any action or proceeding to enforce this Release.

9. This Release is the product of negotiation and preparation by and among each Party hereto and their respective attorneys. Accordingly, all Parties hereto acknowledge and agree that this Release will not be deemed prepared or drafted by one Party or another or the attorneys for one Party or another, and will be construed accordingly.

10. For all purposes of this Release, all defined terms will be deemed to include both the singular and the plural, as the context may require, and all pronouns will be deemed to refer to the masculine, feminine and neuter, and the singular and plural, as the identity of the Person referred to may require.

11. This Release may be executed in multiple counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. Signatures by facsimile constitute original signatures.

The Parties executed this Release as of Effective Date, which is designated on the date Jonathan Simon's resignation becomes effective from GBRC Board of Directors.

Jonathan Simon, an individual
(In all Capacities set out above)

GLOBAL RESOURCE CORPORATION

By: __ ________________
Its: __ CEO ________________